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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                          DEL GLOBAL TECHNOLOGIES CORP.

                            (a New York Corporation)

                       ----------------------------------

                                    ARTICLE I

                                     OFFICES

            Section 1. Principal Office. The principal office of the Corporation shall be located in Valhalla, New York.

            Section 2. Other Offices. The Corporation may also have offices at such other place or places within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             SHAREHOLDER'S MEETINGS

            Section 1. Place of Meetings. Annual and special meetings of the shareholders shall be held at such place within or without the State of New York as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as the Board


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of Directors may fix, provided that such date shall not be less than eleven (11)
nor more than thirteen (13) months after the date of the last annual meeting.

            Section 3. Special Meetings. Special Meetings of the shareholders shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may be designated in the notice of said meeting, upon call of the President or by resolution of the Board of Directors.

            Section 4. Notice of Meetings. Written notice of the date, place and hour of every meeting of shareholders shall be given by the President or the Secretary either personally or by mail or by any other lawful means of communication not less than ten (10) nor more than fifty (50) days before the meeting to each shareholder entitled to vote at such meeting. Notice of a special meeting shall state the purpose or purposes for which it is called and indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their share, the notice of such meeting shall include a statement of that purpose and to that affect. If mailed, such notice shall be directed to each shareholder at his address as it appears on the record of shareholders unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Except where otherwise required by law, notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given.


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            Section 5. Waivers of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

            Section 6. Quorum. The holders of a majority of the votes of shares entitled to vote thereat, either in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of the shareholders present in person or by proxy and entitled to vote may adjourn such meeting.

            Section 7. Adjournment of Meetings. Except as provided in Section 6 hereof, any meeting of shareholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The shareholders present at a meeting shall not have authority to adjourn the meeting, except as provided in Section 6 hereof. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting, either personally or by mail, not less than ten days prior to the date of the adjourned meeting. Such notice shall be given to each shareholder present at the meeting at which the adjournment was taken. It is not required that notice be


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given to shareholders who were not present at the meeting at which the adjournment was taken. The provisions of Section 4 of these By-Laws shall govern the delivery of such notice.

At the adjourned meeting at which a quorum is present, the shareholders may transact any business that might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting consistent with the new record date.

            Section 7A. Conduct of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board or by another chair designated by the Board. The date and time and the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of shareholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at


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the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

            Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation or By-Laws, at every meeting of the shareholders each shareholder of record entitled to vote at such meeting shall have one vote in person or by proxy for each share of capital stock having voting rights held by him and registered in his name on the books of the Corporation as of the record date for such meeting. Any vote of shares of capital stock of the Corporation may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing which is subscribed by such shareholder or by his duly authorized attorney-in-fact, if it meets all other legal requirements, and is delivered to the secretary of the meeting. Except as otherwise required by law, by the Certificate of Incorporation or these By-Laws, directors shall be elected by a plurality of votes cast at a meeting of shareholders at which a quorum is present and all other matters coming before any meeting of the shareholders shall be decided by a majority of the votes cast at such meeting. Voting on any matter may but need not be by ballot.

            Section 9. Inspectors of Election. In elections of directors, or in any other case in which inspectors of election may act one or more inspectors may be appointed by the chairman of the meeting. Each inspector of election shall take and subscribe an oath faithfully


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to execute the duties of Inspector at such meeting with strict impartiality, and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election in fairness to all shareholders.

            Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in the proxy in those cases where any irrevocable proxy is permitted by law.

            Section 11. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action.


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            Section 12. Consents. Whenever by any provision of law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed in person or by proxy by the holders of all outstanding shares entitled to vote thereon. However, this section shall not be construed to alter or modify any provision of law or any provision of the Certificates of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

            Section 13. Advance Notice Requirement for Shareholder Nominations of Directors or Shareholder Proposed Business.

      (a) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of record of the corporation who was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 13.

      (b) For nominations or other business to be properly brought before an annual meeting by a shareholder, (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such business must be a proper matter for shareholder action under the Business Corporation Law of the State of New York, (iii) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this Section, such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of


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proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if no proxy materials were mailed by the corporation in connection with the preceding year's annual meeting, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 90 days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be


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disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (b) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (c) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

      (c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 120 days prior to the Anniversary, a shareholder's notice required by this By-law shall also be considered


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timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (d) Only persons nominated in accordance with the procedures set forth in
Section 13 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth herein. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

      (e) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting
(i) by or at the direction of the Board of Directors or (ii) by any shareholder of record of the Corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth herein. Nominations by shareholders of persons for election to the Board of


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Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (b) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

      (f) For purposes of this provision, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act. (g) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 13. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            Section 14. Postponement and Cancellation of Shareholder Meeting. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of shareholders.


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                                   ARTICLE III

                                    DIRECTORS

            Section 1. Powers, Number, Election, Term. The business of the Corporation shall be managed by its Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders. The initial Board of Directors shall consist of two (2) persons. Thereafter, the number of directors constituting the entire Board shall be determined by vote of the shareholders as provided herein or by vote of the majority of the entire Board as then constituted except that where all shares of voting stock of the corporation are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders; provided, however, that no decrease in the number of directors shall shorten the term or any incumbent director. Except as otherwise provided by statue or by the Certificate of Incorporation or in these By-Laws, the directors shall be elected at the annual meeting of the shareholders, and each director so elected shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or been removed as hereinafter provided in these By-Laws. At each meeting of the shareholders for the election or directors at which a quorum in present, the persons receiving a plurality of the votes cast by the holders of shares entitled to vote in the election shall be elected. Such election shall be by ballot whenever requested by any person entitled to vote in such election but, unless so requested, such election may be conducted in any manner approved at such meeting.


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            Section 2. Qualifications. Directors shall be at least eighteen (18)
years of age but need not be residents of the State of New York or shareholders of the Corporation.

            Section 3. Quorum, Action. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or any specified item of business. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The vote of a majority of the directors present at the time of a vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as otherwise specifically provided in these By-Laws. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. The directors shall act only as a Board and the individual directors shall have no power as such.

            Section 4. Vacancies. Newly created directorships resulting from an increase in the number or directors and vacancies occurring in the Board of Directors for any other reason except the removal of directors by the shareholders may be filled by vote of the Board of Directors. If the number then in office is less than a quorum, such newly created directorships or vacancies may be filled by a vote of a majority of the directors then in office. Vacancies occurring in the Board of Directors by reason of the removal of directors by the shareholders may


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be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

            Section 5. Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or outside the State of New York as may be specified in the notice of meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors, and special meetings may be held at any time upon the call of the President or any two directors by oral, telegraphic or written notice of the time and place of the meeting duly served on or sent or mailed to each director not less than two (2) days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before of after the meeting, or who attends the meeting without protesting, prior thereto or at the commencement thereof, the lack of notice to him.

            Section 6. Removal of Directors. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board.

            Section 7. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of two (2) or more directors, and each of which, to the extent provided in the resolution designating it, shall have all the authority of the Board of Directors except to the extent prohibited by statute. The presence of a majority of the members of a committee shall constitute a quorum for that committee to act, and the act of a majority of the members of such a committee shall be the act of that committee. Any such


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committee may meet at stated times or on notice of the time and place of such meeting. Notice of a committee meeting need not be given to any member of that committee who submits a signed waiver of notice, whether before or after the committee meeting, or who attends the meeting without protesting, prior thereto or at the commencement thereof, the lack of notice to him. Members of each committee shall serve at the pleasure of the Board of Directors and may be removed, with or without cause, by action of the Board of Directors. Committees shall have such names as may be determined from time to time by the Board of Directors.

            Section 8. Compensation of Directors. The Board of Directors shall have authority to fix compensation of directors for services in any capacity.

            Section 9. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

                                   ARTICLE IV

                                    OFFICERS

            Section 1. Number. The officers of the Corporation shall include a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. Any two or more offices may be held by the same person except the offices of President and Secretary. When all of the unsold and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices. From time to time the Board of Directors may elect or appoint or


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delegate to the President the power to appoint such Assistant Vice Presidents,
Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. None of the officers need be directors. Such other officers shall have such duties and hold their offices for such terms as may be prescribed by the Board of Directors.

            Section 2. Term and Removal. Except as herein otherwise provided, all officers shall be elected to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders. Each officer shall hold office for the term for which he is elected and until his successor has been elected and qualified. Any officer may be removed by the Board of Directors with out without cause. A vacancy in any office arising from any cause may be filled by the Board of Directors.

            Section 3. Resignations and Vacancies. Any officer or agent may resign at any time by giving written notice of his resignation to the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant, in the manner prescribed by these By-Laws for the regular election or appointment to such office.

            Section 4. President. The President shall be the chief executive officer of the Corporation. He shall preside at all meetings of the Board of Directors and shareholders and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The President shall have general authority to execute bonds, deeds, mortgages and


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contracts in the name and on behalf of the Corporation; to sign certificates for shares; to vote, or sign proxies or give consents or waivers in respect of, shares of other Corporations owned or held by the corporation; to cause the employment or appointment of such employees and agents of the corporation (other than officers or agents elected or appointed by the Board of Directors) as the conduct of the business of the corporation may require, and to fix their compensation; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors, any officer or agent who shall have been elected or appointed by the Board of Directors; and, in general, to exercise all the powers generally appertaining to the office of President or the Corporation.

            Section 5. Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors or the President.

            Section 6. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of the funds of the Corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform other such duties as may be assigned to him from time to time by the Board of Directors or the President.

            Section 7. Secretary. The Secretary shall keep in appropriate books the minutes of all meetings of the Board of Directors, of each committee thereof, and of the shareholders. He shall give all notices required for meetings of shareholders, the Board of Directors, and committees of the Board. He shall be custodian of the records and the seal of the Corporation and shall have authority to affix the seal to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or any Assistant Secretary


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or an Assistant Treasurer. He shall have authority to sign stock certificates and shall generally perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

            Section 8. Officer's Bonds or other Security. If required by the Board, any officer of the corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

            Section 9. Compensation. The Compensation of the officers of the corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents appointed by him. Any officer of the corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the corporation, but any such officer who shall be a director shall not have any vote in the determination of the amount of compensation paid to him.

            Section 10. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the President or a Vice President or the Secretary shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders or corporations in which the Corporation may hold securities, and at such meeting shall possess and exercise any and all rights and powers incident to the ownership of such securities and which as the owners thereof the Corporation might have possessed and exercise, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

            Section 11. Divisional Officers. In the event the President designates divisions of the Corporation, the President may appoint such divisional officers as he may deem necessary


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or desirable. Divisional officers shall serve at the pleasure of the President and may be removed from office at any time, either with or without cause, by the President. A divisional officer shall not be an officer of the Corporation by virtue of his position as such divisional officer, provided, however, that nothing contained herein shall preclude an officer of the Corporation from serving as a divisional officer if so appointed. Divisional officers shall perform such duties as shall be assigned to them from time to time by the President but may not execute any deed, lease or other conveyance or transfer of real property, note or other evidence of indebtedness or mortgage or other security for indebtedness unless specifically authorized by the President or the Board of Directors.

                                    ARTICLE V

                                 INDEMNIFICATION

            Section 1. Right to Indemnification. The Corporation shall indemnify any person made or threatened to be made a party to a threatened, pending or completed proceeding, whether civil, criminal , investigative or administrative because he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement to the fullest extent possible under Sections 721-726 of the Business Corporation Law of New York or any applicable law.

            Section 2. Indemnification Insurance. To the full extent authorized by law, now or hereafter enacted, the Corporation may purchase and maintain insurance for the indemnification of (a) directors, officers and employees of the Corporation, whether or not the


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

Corporation might otherwise indemnify them, and (b) the Corporation for any obligation which it may incur as a result of the indemnification of directors, officers and employees of the Corporation.


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

                                   ARTICLE VI

                                 SHARES OF STOCK

            Section 1. Form of Certificates. The shares of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. The signature of such transfer agent may be a facsimile if the certificate is annually registered by such a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

            Section 2. Transfers. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 5 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and on the payment of all taxes due thereon together with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The Board of Directors may, from time to time, make such


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additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

            Section 3. Record of Shareholders. There shall be kept at the office of the corporation within or without the State of New York or at the office of its transfer agent, a record containing the names and addresses of all shareholders of the corporation, the number and class of shares held by each and the dates when they respectively become the owners of record thereof.

            Section 4. Lost, Destroyed, Stolen Mutilated Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, destroyed, stolen or mutilated and the Board of Directors may require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representative, to give the Corporation a bond or indemnity sufficient to indemnify the Corporation against any claim that may be made against it on account of such lost, destroyed, stolen or mutilated certificate or any such new certificate issued in place thereof. The Board of Directors shall have the right from time to time to prescribe such rules and procedures as it shall deem advisable with regard to lost, destroyed, stolen, or mutilated certificates and the issuance of new shares of capital stock of the Corporation in place thereof.

            Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the manual or facsimile signature or signatures of any of them.



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

                                   ARTICLE VII

         CONTRACTS WITH OFFICERS AND DIRECTORS, NEGOTIABLE INSTRUMENTS,
                              BANK ACCOUNTS, ETC.

            Section 1. Contracts with Officers and Directors. No contract or other transaction between the Corporation and any other firm or corporation shall be affected, impaired or invalidated by reason of the fact that any one or more of the directors or officers of the Corporation is or are interested in, or is a member, shareholder, director, or officer or are members, shareholders, directors or officers of such other firm or corporation, and any director or directors or officers, severally or jointly, may be a party or parties to, or may be interested in, any contract or transaction of the Corporation or in which the Corporation is interested, and no contract, act or transaction of this Corporation shall be affected, impaired or invalidated by reason of the fact that any director or directors or officer or officers of this Corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with or interested in such person, firm, association or corporation. Each and every person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise result from thus contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be interested.

            Section 2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money out of the funds of the Corporation shall be signed or countersigned by such officers or agents in the name and on behalf of the Corporation and in such manner as from time to time may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors. Except as may be otherwise expressly provided by resolution of the Board of Directors, endorsements for or on behalf of the Corporation upon checks , drafts, bills of exchange, acceptances, notes, obligations or orders for the payment of money deposited with a duly authorized depository of the Corporation for deposit or collection may be written or stamped endorsements of the Corporation without any designation of the party making such endorsement.

            Section 3. Deposits; Bank Accounts. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                  ARTICLE VIII

                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors.

                                   ARTICLE IX

                                    DIVIDENDS

      Section 1. Subject to the provisions of the Certificates of Incorporation relating thereto, if; any, and applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board of Directors at any regular or special meeting, may determine. Dividends may be paid in cash, in property or in shares of the Certificate of Incorporation and applicable law.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


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

                                    ARTICLE X

                                 CORPORATE SEAL

      The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XI

                                   AMENDMENTS

      These By-Laws may be amended or repealed or additional By-Laws adopted by the Board of Directors by the vote of a majority of the directors present at a meeting at which a quorum is present, except that the Board shall not have the power to adopt any By-Laws which by statute only the shareholders have power to so adopt. These By-Laws, and any amendments thereto and new By-Laws adopted by the Board of Directors may be amended or repealed or additional By-Laws adopted by the shareholders entitled to vote thereon. The notice of any meeting of shareholders at which action to amend, repeal or adopt any By-Laws or By-Laws proposed to be taken, shall include notice of such proposed amendment, repeal or adoption.


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